EXHIBIT 24

                         CONSENTS OF EXPERTS AND COUNSEL




















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CONSENT OF INDEPENDENT AUDITORS


Stereoidogenesis Inhibitors International, Inc.


We hereby consent to the incorporation by reference in this filing of Stereoidogenesis Inhibitors International, Inc. on Form S-8 of our report dated March 6, 2000 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

/s/ Tabor and Company, P.C.
----------------------------
    Tabor and Company, P.C.
    Certified Public Accountants










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